                                                                      EXHIBIT 12

                               JO-ANN STORES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                          FISCAL YEAR ENDED
                                                 ---------------------------------------------------------------
                                                  JANUARY 31, JANUARY 30,  JANUARY 29,  FEBRUARY 3,  FEBRUARY 2,
                                                    1998         1999         2000         2001         2002
                                                  -----------------------  -----------  -----------  -----------
Earnings:
   Income (loss) before income taxes                $ 50.8      $ 22.0      $ 41.2       $(11.4)      $(23.1)
   Interest Expense                                    5.9        12.5        26.2         29.0         32.7
   Portion of occupancy expense
        deemed representative of interest(1)          23.5        30.9        34.4         37.0         38.6
                                                    ------      ------      ------       ------       ------
Total Earnings                                      $ 80.2      $ 65.4      $101.8       $ 54.6       $ 48.2
                                                    ======      ======      ======       ======       ======

Fixed Charges:
   Interest Expense                                 $  5.9      $ 12.5      $ 26.2       $ 29.0       $ 32.7
   Portion of occupancy expense
        deemed representative of interest (1)         23.5        30.9        34.4         37.0         38.6
                                                    ------      ------      ------       ------       ------
Total Fixed Charges                                 $ 29.4      $ 43.4      $ 60.6       $ 66.0       $ 71.3
                                                    ======      ======      ======       ======       ======

Ratio of Earnings to Fixed Charges                    2.7x        1.5x        1.7x         0.8x         0.7x
                                                    ======      ======      ======       ======       ======

(1) Represents 33% of fixed rental charges